SUBSCRIPTION AGREEMENT

Emergent Capital, Inc.
5355 Town Center Road, Suite 701
Boca Raton, FL 33486

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with Emergent Capital, Inc., a Florida corporation (the “Company”), as follows:
1.This Subscription Agreement (this “Agreement”), is made as of the date set forth below between the Company and the Investor.
2.The Company has authorized the sale and issuance to certain investors of up to $8,500,000 principal amount of its 8.5% Senior Secured Notes (the “Notes”) to be issued pursuant to the Amended and Restated Indenture, dated as of July 28, 2017 and as amended by the First Supplemental Indenture dated as of January 10, 2018 and the Second Supplemental Indenture dates as of December 10, 2018 (the “Indenture”), between the Company and Wilmington Trust, National Association, as indenture trustee (the “Trustee”), for a purchase price of $750 per each $1,000 principal amount of Notes being sold (the “Purchase Price”). The offering and sale of the Notes (the “Offering”) are being made pursuant to one or more exemptions from registration under the Securities Act of 1933, as amended (the “Act”), based in part on the representations and warranties made by the Investor in this Subscription Agreement. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the Notes set forth below for the aggregate purchase price set forth below, on the date of this Agreement or such other date as the Company and the Investors agree (the “Transaction”). Consummation of the Transaction will be consummated by (i) payment of the purchase price, by wire transfer in US dollars, by the Investor and (ii) issuance of the notes by the Company
3.The Investor represents, warrants and covenants with and to the Company as follows:

(a)    Authorization and Binding Obligation. The Investor has the requisite legal capacity, power and authority to enter into, and perform is obligations under, this Agreement. Each of the execution, delivery and performance of each this Agreement by the Investor, and the consummation by the Investor of the Transaction, have been duly authorized by all requisite corporate action on the part of the Investor, as applicable, and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered by the Investor, and constitutes the legal, valid and binding obligations of the Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
(b)    Experience of Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Transaction, and has evaluated the merits and risks thereof. Such Investor is able to bear the economic risk of an investment in the Notes and, at the present time, is able to afford a complete loss of such investment. The Investor qualifies as either a qualified institutional buyer as defined in Rule 144A of the Securities Act or an accredited institutional investor for purposes of Rule 501 of Regulation D. The Investor is acquiring the Notes for the Investor’s own account (and not for the account of others) for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.
(c)    Disclosure of Information. The Investor has access to and has reviewed the Company’s periodic filings made with the Securities and Exchange Commission, including the “Risk Factors” contained therein. The Investor has had the opportunity to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Notes.
(d)    Reliance on Exemptions. The Investor understands that the Notes are being offered and sold in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, and the Investor’s representations, and compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Notes.
4.Miscellaneous.
(a)    Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Investor.
(b)    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
(c)    Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
(d)    Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
(e)    Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:	Feb. 10, 2019

Brennan Opportunities Fund I LP
INVESTOR

By:	/s/ Patrick Brennan

Print Name:	Patrick Brennan
Title:	General Partner

(If second signature is required)

By:

Print Name:
Title:

Address:

Face Value of Notes Subscribed For:
$967,000
Purchase Price for Notes Subscribed For:
$725,250

Agreed and Accepted
this _11 day of February, 2019

EMERGENT CAPITAL, INC.

By:	/s/ Pat Curry
Name: Pat Curry
Title: CEO